HORIZON/CMS HEALTHCARE CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share earnings)
                                   (unaudited)


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                                                                          For the Three Months Ended     For the Nine Months Ended
                                                                          ----------------------------  ----------------------------
                                                                          February 28,   February 29,   February 28,   February 29,
                                                                              1997           1996           1997           1996
                                                                          --------------  ------------- -------------  -------------
Common and Common Equivalents:
   Earnings (loss) before extraordinary item                                  $(2,492)       $ 6,774     $ 12,961       $  8,585
   Extraordinary item, net of tax                                                   -              -      (17,821)       (22,075)
                                                                         --------------  ------------- -------------  -------------
   Net earnings (loss)                                                        $(2,492)       $ 6,774     $ (4,860)      $(13,490)
                                                                         ==============  ============= =============  =============
Applicable common shares:
   Weighted average outstanding shares during the period                       52,029         51,733       52,003         51,227
   Weighted  average  shares  issuable  upon exercise of
      common stock equivalents outstanding  (principally
      stock  options  and  warrants  using the  treasury
      stock method)                                                               221            950          168            798
                                                                         --------------  ------------- -------------  -------------
Total                                                                          52,250         52,683       52,171         52,025
                                                                         ==============  ============= =============  =============
Net earnings (loss) per share:
   Earnings (loss) before extraordinary item                                   $(0.05)         $0.13        $0.25          $0.16
   Extraordinary item, net of tax                                                   -              -        (0.34)         (0.42)
                                                                         --------------  ------------- -------------  -------------
   Net earnings (loss)                                                         $(0.05)         $0.13      $ (0.09)      $  (0.26)
                                                                         ==============  ============= =============  =============
Assuming Full Dilution:
   Earnings (loss) before extraordinary item                                  $(2,492)       $ 6,774      $12,961       $  8,585
   Extraordinary item, net of tax                                                   -              -      (17,821)       (22,075)
                                                                         --------------  ------------- -------------  -------------
   Net earnings (loss)                                                         (2,492)         6,774       (4,860)       (13,490)
   Interest on convertible debentures, net of
      income taxes                                                                  -             22            -              -
                                                                         ==============  ============= =============  =============
   Net earnings (loss) used for computation of
      per share earnings                                                      $(2,492)       $ 6,796      $(4,860)      $(13,490)
                                                                         ==============  ============= =============  =============
Applicable common shares:
   Weighted average outstanding shares during the period                       52,029         51,733       52,003         51,227
   Weighted  average  shares  issuable  upon exercise of
      common stock equivalents outstanding  (principally
      stock  options  and  warrants  using the  treasury
      stock method and convertible debentures)                                    516          1,079          353            958
                                                                         --------------  ------------- -------------  -------------
   Total                                                                       52,545         52,812       52,356         52,185
                                                                         ==============  ============= =============  =============
Net earnings (loss) per share:
   Earnings (loss) before extraordinary item                                   $(0.05)       $  0.13      $  0.25       $   0.16
   Extraordinary item, net of tax                                                 -              -          (0.34)         (0.42)
                                                                         -------------- ------------- --------------  -------------
   Net earnings (loss)                                                         $(0.05)       $  0.13      $ (0.09)      $  (0.26)
                                                                         ============== ============= ==============  =============

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